Exhibit 10.16

Consulting Agreement between Uroplasty, Inc. and Executive Advisory Group (“EAG”)
dated April 1, 2003.

CONSULTING AGREEMENT

The following contains the terms of the Executive Advisory Group (“EAG”) consulting agreement with Uroplasty, Inc. (the “Company”), which shall be for a period of one (1) year effective as of April 1, 2003 and supersedes all other understandings between them:

1.     EAG shall perform Services for and on behalf of the Company, as directed by the Company and which are generally described in Exhibit A.

2.     In rendering Services to the Company, EAG shall act as an independent contractor and not as an employee of the Company. EAG will pay all taxes and be responsible for all employer obligations.

3.     EAG’s compensation for rendering Services to the Company is set forth in Exhibit B.

4.     The Company or EAG may terminate this Agreement after one (1) year from the effective date upon ninety (90) days written notice.The Agreement can be renewed Sixty (60) days prior to each anniversary date for additional one year periods.

5.     This Agreement may only be amended or waived in writing. No failure or delay in enforcing any right will be deemed a waiver.

Executive Advisory Group
7913 Wyoming CT.
Bloomington, MN. 55438

April 1, 2003
Date
Sam B. Humphries
President

ACCEPTED AND AGREED TO:

Uroplasty, Inc.

By: Daniel G. Holman	April 1, 2003
Date
Its: CEO

EXHIBIT A

Description of Services

In general the work that will be performed by EAG will include:

1. General management advice and guidance
2. Strategic and tactical planning,
3. Financing activities
4. Business development
5. Organizational development
6. Clinical and regulatory support,
7. Board and investor relations strategy

During the term of this agreement, EAG will directly interface and obtain direction from the CEO of the Company.

EXHIBIT B

EAG will be compensated for consulting services as follows:

1. A consulting fee of $ 4,000.00/mo., which will cover approximately two days per month.

2. Additional time, if needed, will result in additional compensation based on discussion and prior agreement with the CEO of the company.

3. A stock option grant of 50,000 shares.

4. Reimbursement for all reasonable expenses incurred.

> Consulting fees will be paid quarterly, on the first day of each quarter, beginning April 1, 2003